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Exhibit 99.1

[LOGO]	For more information,
	contact:	Judith A. Vitale
CFO judiv@firstwave.net 770-431-1206
Thomas J. Rozycki, Jr. GCI Group trozycki@gcigroup.com 212-537-8016

Firstwave Reports Preliminary Second Quarter Results

        ATLANTA, GA (July 11, 2003) - Firstwave Technologies, Inc. (NASDAQ: FSTW), a leading web-based, industry-focused Customer Relationship Management (CRM) solutions provider, is announcing today preliminary results for the second quarter of 2003. The Company expects second quarter revenues to be in the range of $2.9 million and $3.0 million and anticipates earnings in the range of $.01 to $.04 per basic share. These anticipated results are preliminary and are subject to further review.

        Results for the second quarter were impacted by the postponement of purchase decisions by several customers beyond the end of the quarter. In addition, a material services project that the Company anticipated finishing and recognizing in the second quarter is now continuing into the third quarter.

        "As we have said before, Firstwave is making investments for long-term growth," said Richard Brock, Chairman and CEO of Firstwave Technologies, Inc. "Our management team is encouraged by the fact that we have been profitable for the past seven quarters. Further, we believe that the contracts which impacted our results this quarter will close by the end of the year."

        The Company continues to execute on its stated corporate goals to increase and diversify its customer base. Based upon our preliminary results, Firstwave's U.S. division will recognize a significant increase in licenses and services revenue for the first half of 2003.

        "I continue to be proud of the commitment that our employees are delivering to our customers," stated Brock. "We are establishing a growth company and are taking the necessary steps to reach this goal. We will continue to streamline our organization and leverage operational efficiencies by reallocating resources to more productive assets to foster growth and, ultimately, create shareholder value."

        The Company will report its full financial results for the quarter on July 29, 2003. An earnings conference call will be held on that same day at 4:30 P.M. EDT. Information on how to participate in that call will be available in the earnings release and on the Company's website, www.firstwave.net.

ABOUT FIRSTWAVE

        Firstwave® Technologies, Inc. is a global provider of web-based, industry-focused, CRM solutions that automate and optimize how companies win, maintain and grow customer relationships. With over 18 years of experience in CRM, Firstwave strives to maintain the depth and industry experience required to address the unique business needs of diverse companies. Firstwave's CRM Suite streamlines business processes and boosts any company's ability to obtain new customers and manage and service existing customers. The product's revolutionary web-based XML features, industry-focused functionality and .NET architecture incorporates and complements Firstwave's legacy of CRM best practices, which has earned the Company numerous industry awards and accolades. Firstwave is headquartered in Atlanta, Georgia. For more information, visit the Company's web site at www.firstwave.net http://www.firstwave.net or call 1-800-540-6061.

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        NOTE: Except for historical information contained herein, the matters set forth in this communication are "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by words such as will, expect, intends, believe, anticipates, should and words of similar meaning. Firstwave Technologies, Inc. (the "Company") notes that the forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, such as the fact that the anticipated results reported above are preliminary and subject to further review and possible adjustment, potential fluctuations in quarterly results due to market demand, competition and technological developments, the Company's capital requirements and other liquidity concerns, the Company's ability to continue to comply with NASDAQ listing requirements, and the size, timing, and contractual terms of orders, and also the risks and uncertainties discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission ("SEC"), under the caption "Certain Factors Affecting Forward Looking Statements," which discussions are incorporated herein by this reference. The information set forth herein is provided as of the date hereof. As noted above, the Company anticipates reporting full financial results for the quarter on July 29, 2003. Otherwise, the Company does not assume, and expressly disclaims, any duty or obligation to update any of the information presented herein with respect to its consolidated operations or anticipated performance in 2003 or beyond.

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  Exhibit 99.1